                                                                   Exhibit 10.1












                          AGREEMENT AMONG STOCKHOLDERS

                                  BY AND AMONG

                             HILITE INDUSTRIES, INC.

                              AND ITS STOCKHOLDERS




                               Dated June 1, 1999

                               TABLE OF CONTENTS
                               -----------------

                                                                                                               Page

SECTION 1.        DEFINITIONS.....................................................................................1

SECTION 2.        RESTRICTIONS ON TRANSFER........................................................................5
         2.1      Restriction on Transfer.........................................................................5
         2.2      Permitted Transfers.............................................................................5
         2.3      Securities Law Restrictions.....................................................................6
         2.4      Restrictions on Transfer........................................................................6

SECTION 3.        RIGHT OF FIRST REFUSAL..........................................................................6
         3.1      Intention to Sell...............................................................................6
         3.2      Acceptance Period...............................................................................7
         3.3      Failure of the Company to Exercise Its Option to Purchase.......................................7
         3.4      Notice of Election to Purchase..................................................................7
         3.5      Selling Stockholder's Rights Upon Failure to Exercise Right to Purchase
                  All Offered Shares..............................................................................7
         3.6      Payment for Selling Stockholder's Offered Shares................................................8
         3.7      Closing Date....................................................................................8

SECTION 4.        RIGHT TO PARTICIPATE IN CO-SALE.................................................................9
         4.1      Intention to Sell...............................................................................9
         4.2      Acceptance Period...............................................................................9
         4.3      Co-Sale of Shares...............................................................................9
         4.4      Liability.......................................................................................9
         4.5      Share Certificates; Disposition Proceeds........................................................9
         4.6      Limitation on Right of Co-Sale By Management Group.............................................10

SECTION 5.        OBLIGATION TO PARTICIPATE......................................................................10
         5.1      Obligation to Participate......................................................................10
         5.2      Satisfaction of Conditions.....................................................................10
         5.3      Costs of Sale..................................................................................10
         5.4      Certain Definitions............................................................................11

SECTION 6.        PREEMPTIVE RIGHTS..............................................................................11
         6.1      Eligible Offering..............................................................................11
         6.2      Notice of Eligible Offering....................................................................11
         6.3      Sale to Third Parties..........................................................................12
         6.4      Exceptions to Issues of Securities.............................................................12

SECTION 7.        MANAGEMENT AND OPERATION OF THE COMPANY........................................................12
         7.1      Board of Directors.............................................................................12

SECTION 8.         REPURCHASE OF MANAGEMENT GROUP SHARES.........................................................13
         8.1      The Company's Repurchase of Management Group Shares............................................13
         8.2      Exercise of Rights.............................................................................14
         8.3      Exercise of "Put" Option.......................................................................15
         8.4      Repurchase and Purchase Rights Binding on Transferees..........................................15

SECTION 9.  COMPANY'S INABILITY TO SATISFY OBLIGATIONS...........................................................15

SECTION 10. REGULATORY REQUIREMENTS; CESSATION OF DIRECT
              INVESTMENT PROGRAM.  ..............................................................................15

SECTION 11.  LEGEND ON SHARE CERTIFICATES........................................................................16

SECTION 12.  DURATION OF AGREEMENT...............................................................................17

SECTION 13.  REPRESENTATIONS AND WARRANTIES OF THE
               STOCKHOLDERS......................................................................................17

SECTION 14. COVENANT OF HILITE HOLDINGS, LLC.....................................................................18

SECTION 15. REPORTS..............................................................................................18

SECTION 16.  CONSENT TO JURISDICTION AND SERVICE OF PROCESS......................................................18

SECTION 17.  INDIVIDUAL STOCKHOLDERS; COMMUNITY PROPERTY.........................................................19

SECTION 18.  BENEFITS OF AGREEMENT...............................................................................19

SECTION 19.  NOTICES.............................................................................................19

SECTION 20.  GOVERNING LAW; CONSTRUCTION; VENUE..................................................................20

SECTION 21.  MODIFICATION AND WAIVER.............................................................................20

SECTION 22.  ENTIRE AGREEMENT....................................................................................20

SECTION 23.  SEVERABILITY........................................................................................20

SECTION 24.  REMEDIES............................................................................................20

SECTION 25.  COUNTERPARTS........................................................................................21

                          AGREEMENT AMONG STOCKHOLDERS
                          ----------------------------


                  THIS AGREEMENT AMONG STOCKHOLDERS (this "Agreement"), dated as of June 1, 1999, is entered into by and among HILITE INDUSTRIES, INC., a Delaware corporation (the "Company"), First Fidelity Private Capital, Inc. (to be renamed First Union Private Capital, Inc., "First Fidelity"), Magnetite Asset Investors L.L.C. ("Magnetite") (First Fidelity and Magnetite collectively, the "Warrant Holders"), and the stockholders listed on SCHEDULE I attached to this Agreement and any other Person that becomes a stockholder of the Company after the date of this Agreement (collectively with the Warrant Holders, the "Stockholders").


                                    RECITALS
                                    --------

                  1. All of the issued and outstanding shares of Common Stock, $.01 par value (the "Common Shares"), of the Company are held of record and beneficially owned by the Stockholders as of the date of this Agreement as set forth on SCHEDULE I attached to this Agreement.

                  2. Pursuant to an Investment Agreement, dated June 1, 1999, by and between the Company and the Warrant Holders, the Company issued to the Warrant Holders warrants (the "Warrants") to purchase Common Shares.

                  3. The Stockholders and the Company desire to provide for stability of the ownership and operation of the Company and to promote continuity in the Company's management and policies.

                                   AGREEMENTS
                                   ----------

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and provisions set forth in this Agreement, the parties hereto hereby agree as follows:

SECTION 1. DEFINITIONS
           -----------

                  As used in this Agreement, the following terms have the following respective meanings:

                  "AFFILIATE" means, with respect to any Person, any other Person (other than the Company) that directly or indirectly controls, is controlled by or is under common control with such Person.

                  "BOARD OF DIRECTORS" means the Board of Directors of the Company.

                  "CHANGE IN CONTROL AGREEMENT" means the Change in Control Retention Bonus and Employment Agreement entered into by each Employee and the Company.

                  "CLOSING" means the date on which the sale and purchase of a Selling Stockholder's Shares is to be completed.

                  "COMPANY ACCEPTANCE PERIOD" means the ten (10) business days from and after the date of receipt by the Company of a Notice of Intention to Sell in which the Company has to give its written notice to the Selling Stockholder whether or not the Company wishes to exercise its option to purchase all of the Selling Stockholders' Shares at the price and on the terms set forth in the Notice of Intention to Sell.

                  "CO-SALE NOTICE" means the written notice a Transferring Stockholder must deliver to the Company, setting forth the number of Shares intended to be sold by the Transferring Stockholder, the proposed purchase price per share, the proposed purchaser and the address of such Person, and the other terms and conditions of sale.

                  "CO-SALE SHARES" means those Eligible Shares as to which an Eligible Stockholder has exercised its co-sale rights pursuant to, and in accordance with, the provisions of SECTION 4.

                  "DEBT" of any Person means: either (a) any liability of any Person (i) for borrowed money (including the current portion thereof), or (ii) under any reimbursement obligation relating to a letter of credit, bankers' acceptance or note purchase facility, or (iii) evidenced by a bond, note, debenture or similar instrument (including a purchase money obligation), or (iv) for the payment of money relating to a lease that is required to be classified as a capitalized lease obligation in accordance with United States generally accepted accounting principles, or (v) for all or any part of the deferred purchase price of property or services (other than trade payables), or (b) any liability of others described in the preceding clause (a) that such Person has guaranteed, that is recourse to such Person or any of its assets or that is otherwise its legal liability or that is secured in whole or in part by the assets of such Person.

                  "DISABILITY" means any Employee Stockholder that because of accident, disability or physical or mental illness, is incapable of performing his or her duties to the Company for (a) a continuous period of 180 days and remains so incapable at the end of such 180-day period, or (b) periods amounting in the aggregate to 180 days within any one period of 365 days and remains so incapable at the end of such aggregate period of 180 days.

                  "EBITDA" means the Company's consolidated net income as reflected in its consolidated financial statements for the relevant period, excluding any extraordinary gains or losses, and increased by the amount reflected in such financial statements as expenses incurred for interest, taxes, depreciation, amortization of any intangible assets and financial or related fees.

                  "ELIGIBLE STOCKHOLDER" means (a) any Stockholder other than a Selling Stockholder, and (b) any Stockholder other than a Transferring Stockholder.

                  "ELIGIBLE STOCKHOLDER ACCEPTANCE PERIOD" means the ten (10) business days from and after the date of receipt by an Eligible Stockholder from the Company of the Notice of Intention to Sell in which such Eligible Stockholder has to give written notice to the Company and the Selling Stockholder whether or not such Eligible Stockholder wishes to exercise its option to purchase any of the Offered Shares not purchased by the Company at the price and on the terms set forth in the Notice of Intention to Sell.

                  "EMPLOYEE STOCKHOLDER" means a Stockholder who is a member of the Management Group.

                  "EMPLOYEE STOCKHOLDER REPURCHASE EVENT" mean the death or Disability of or the termination of employment of an Employee Stockholder.

                  "HILITE HOLDINGS" means Hilite Holdings, LLC, a Delaware limited liability company.

                  "INITIAL PUBLIC OFFERING" means an initial underwritten offering of the Shares pursuant to a registration statement filed under the Securities Act of 1933, as amended.

                  "MANAGEMENT GROUP" means Stockholders identified on SCHEDULE I as members of management of the Company and Stockholders who become members of the management of the Company after the date of this Agreement other than Joseph
W. Carreras and Michael T.
Kestner.

                  "NOTICE OF INTENTION TO SELL" means the written notice a Selling Stockholder must deliver to the Company under SECTION 3.1 setting forth the number of Shares intended to be sold by the Selling Stockholder, the proposed purchase price per Share, the proposed purchaser and the address of such person, and the other terms and conditions of sale.

                  "PERSON" means any individual, corporation, partnership, limited liability company, trust, unincorporated association or other entity.

                  "PROPORTIONATE PERCENTAGE" means with respect to any transaction, the pro rata percentage of Shares that an Eligible Stockholder is entitled to purchase pursuant to SECTION 3 or to sell pursuant to SECTION 4 or the pro rata percentage of a transaction a Stockholder is entitled to participate in pursuant to SECTION 14. Such pro rata percentage is the percentage which expresses the ratio of the total number of Shares owned by an Eligible Stockholder (assuming conversion of the Warrants) and the total number of Shares owned by all Eligible Stockholders (assuming conversion of the Warrants).

                  "SECURITIES ACT" means the Securities Act of 1933, as amended form time to time.

                  "SELLING STOCKHOLDER" means any Stockholder who proposes to Transfer all or any portion of his, her or its Shares, or any Stockholder who or which has delivered a Notice of Intention to Sell with respect to all or any portion of his, her or its Shares, pursuant to the provisions of SECTION 3.

                  "SHARES" means (i) the Common Shares now outstanding or outstanding after the date of this Agreement, (ii) any Common Shares issued or issuable directly or indirectly upon exercise of the Warrants, (iii) any securities into which any such shares may have been changed, converted or exchanged, and any Common Shares issued or issuable with respect to the securities referred to in clauses (i), (ii) and (iii) by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.

                  "STOCKHOLDER" includes each holder of Shares and Warrants listed on SCHEDULE I attached to this Agreement (including the Warrant Holders), and each other Person who becomes the record or beneficial owner of Shares or Warrants.

                  "SUBORDINATED DEBT" means the Senior Subordinated Notes in the aggregate principal amount of $15,000,000 issued to the Warrant Holders.

                  "TERMINATION FOR CAUSE" means the Company's termination of an Employee Stockholder's employment with the Company for any of the following reasons:

                  (i) an act of fraud, embezzlement or theft in connection with the Employee Stockholder's duties or in the course of his or her employment with the Company;

                  (ii) intentional wrongful damage to property of the Company;

                  (iii) intentional wrongful disclosure of secret processes or confidential information of the Company;

                  (iv) intentional breach of Section 7 of the Employee Stockholder's Change in Control Agreement for so long as such agreement is in effect; or

                  (v) a willful failure or refusal to follow the lawful and proper directives of the Chief Executive Officer of the Company (the "CEO") consistent with the Employee Stockholder's position, after receipt by the Employee Stockholder of written notice from the CEO specifying in reasonable detail the alleged failure or refusal and after a reasonable opportunity for the Employee Stockholder to cure such alleged failure or refusal;

For purposes of this definition, no act or failure to act on the part of the Employee Stockholder shall be deemed "intentional" if it was due primarily to an error in judgment or negligence, but shall be deemed "intentional" only if done or omitted to be done by the Employee Stockholder not in good faith and without reasonable belief that his or her action or omission was in the best interest of the Company. Notwithstanding the foregoing, the Employee Stockholder shall not be deemed to have been terminated for "Cause" hereunder unless and until there shall have been delivered to the Employee Stockholder a copy of a resolution duly adopted by the affirmative vote of not less than three quarters of the Board of Directors then in office at a meeting of the Board of Directors called and held for such purpose, after reasonable notice to the Employee Stockholder and an opportunity for the Employee Stockholder, together with his counsel (if the Employee Stockholder chooses to have counsel present at such meeting), to be heard before the Board of Directors, finding that, in the good faith opinion of the Board of Directors, the

Employee Stockholder had committed an act constituting "Cause" as herein defined and specifying act constituting "Cause" as herein defined and specifying the particulars thereof in detail. Nothing herein will limit the right of the Employee Stockholder or his beneficiaries to contest the validity or propriety of any such determination.

                  "TERMINATION WITHOUT CAUSE" means the Company's termination of an Employee Stockholder's employment with the Company for any reason other than by death or Disability or a Termination For Cause.

                  "TRANSFER" means sale, transfer, assignment, gift, pledge, hypothecation, encumber, or other disposition, whether voluntary or involuntary or by operation of law.

                  "TRANSFERRING STOCKHOLDER" means any Stockholder who has delivered or is required to deliver a Co-Sale Notice with respect to all or any portion of his, her or its Shares, pursuant to the provisions of SECTION 4.

                  "VOLUNTARY TERMINATION" means an Employee Stockholder's termination of his or her employment with the Company.

                  "WARRANT HOLDERS" means the Warrant Holders, as defined in the Preamble, and each other Person who becomes the record or beneficial owner of the Warrants.

SECTION 2. RESTRICTIONS ON TRANSFER
-----------------------------------

                  2.1 RESTRICTION ON TRANSFER. At no time during the term of this Agreement may a Stockholder Transfer any Shares or Warrants or any interest in Shares or Warrants except by a Transfer permitted in SECTIONS 3, 4, 5, or 8 or except as set forth in SECTION 2.2.

                  2.2 PERMITTED TRANSFERS. A Stockholder may Transfer Shares or Warrants as follows:

                           (a) To an Affiliate or, in the case of a Stockholder
                  that is a partnership, to its partners or to the general partners of such partners or, in the case of a Stockholder that is a limited liability company, to its members or, in the case of a Stockholder that is a trust, to its beneficiaries;

                           (b) In the case of a Stockholder who is an
                  individual, to the spouse or lineal descendants of such Stockholder including, without limitation, Transfers by bequest or device, or to a trust or trusts for the benefit of any of the foregoing;

                           (c) In the case of a Transfer of Warrants by the
                  Warrant Holders, to the purchaser of at least 20% of the Subordinated Debt; or

                           (d) To related trusts, other entities or family
                  members undertaken for estate planning purposes.

PROVIDED, HOWEVER, that any above-described transferee or distributee of Shares or Warrants permitted under SECTION 2.1 or SECTION 2.2 must (i) have agreed in writing with the parties to this

Agreement prior to the consummation of such Transfer to be bound by and to comply with all applicable provisions of this Agreement including, without limitation, the provisions contained in SECTIONS 7 and 8, and (ii) be deemed to be a Stockholder or Warrant Holders, as the case may be, for purposes of this Agreement. Any Transfer of Shares or Warrants that is not made strictly in accordance with the provisions of this Agreement will be null and void, and the Company will not recognize any such Transfer or the purported transferee as a holder of Shares or Warrants.

                  2.3 SECURITIES LAW RESTRICTIONS. Notwithstanding any other provision in this Agreement, but subject to the express written waiver by the Company in the exercise of its good faith and reasonable judgment, no Stockholder may Transfer any Shares or Warrants without the registration of the Transfer of such Shares or Warrants under the Securities Act or until the Company has received such legal opinions or other evidence that such Transfer is exempt from the registration requirements under the Securities Act and applicable state securities laws as the Company reasonably deems appropriate in light of the facts and circumstances relating to such proposed Transfer, together with such representations, warranties and indemnifications from the transferor and the transferee as the Company reasonably deems appropriate to confirm the accuracy of the facts and circumstances that are the basis for any such opinion or other assurances and to reasonably protect the Company and the other Stockholders from any liability resulting from any such Transfer.

                  2.4 RESTRICTIONS ON TRANSFER. Notwithstanding the foregoing provisions of this SECTION 2 and SECTION 3 to the contrary, no Stockholder has the right to sell (a) any Offered Shares pursuant to a Notice of Intention to Sell if such Stockholder did not at the time of giving such Notice of Intention to Sell have a good faith belief that such purchaser would purchase all of the Offered Shares, at the price and on the terms contained in the Notice of Intention to Sell or (b) without the written consent of the Board of Directors, any Shares or Warrants to any direct competitor or customer of the Company or any shareholder, officer, director or other Affiliate of any direct competitor or customer of the Company. Nothing in this SECTION 2.4 shall be interpreted to prohibit a Stockholder from selling Shares to a shareholder of any direct competitor or customer of the Company if such shareholder's only interest in the direct competitor or customer is holding securities listed on a national securities exchange or securities regularly quoted in an over-the-counter market by one or more members of the National Association of Securities Dealers or similar organization and provided further that such shareholder owns less than one percent of the total outstanding voting securities of such entity.

SECTION 3. RIGHT OF FIRST REFUSAL
---------------------------------

                  3.1 INTENTION TO SELL. If a Stockholder wishes to Transfer all or any portion of the Shares owned by such Stockholder (such Shares, the "Offered Shares") to a bona fide third party who is not an Affiliate of such Stockholder (other than a Transfer pursuant to SECTIONS 2.2, 5 and 8), such Selling Stockholder promptly shall deliver to the Company and other Stockholders a Notice of Intention to Sell.

                  3.2 ACCEPTANCE PERIOD. Upon receipt of a Notice of Intention to Sell and for the duration of the Company Acceptance Period, the Company will have the right and option to elect to purchase all (but not less than all) of such Offered Shares at the purchase price and on the terms stated in the Notice of Intention to Sell. On or before the expiration of the Company

Acceptance Period, the Company may give the Selling Stockholder written notice of the Company's intention to exercise its rights to purchase such Offered Shares.

                  3.3 FAILURE OF THE COMPANY TO EXERCISE ITS OPTION TO PURCHASE. If the Company fails to elect to purchase all of the Offered Shares in accordance with the provisions of SECTIONS 3.1 and 3.2, the Company shall promptly, and in any event within three (3) business days after the end of the Company Acceptance Period, deliver to each Eligible Stockholder a copy of the Notice of Intention to Sell and a statement indicating the number of Offered Shares available for purchase by the Eligible Stockholders, whereupon each Eligible Stockholder will have the right and option to elect to purchase up to its Proportionate Percentage of such Offered Shares, at the purchase price and on the terms stated in the Notice of Intention to Sell, such election to be made by giving written notice to the Company and the Selling Stockholder within the Eligible Stockholder Acceptance Period.

                  3.4 NOTICE OF ELECTION TO PURCHASE. If any Eligible Stockholder fails to elect to purchase on a timely basis, or elects in writing not to purchase, all of such Proportionate Percentage of the remaining Offered Shares pursuant to SECTION 3.3, then, within three (3) business days after the earlier to occur of (a) the expiration of the Eligible Stockholder Acceptance Period or (b) receipt by the Company of either written notices of election or non- election from each Eligible Stockholder, the Company shall given written notice to those Eligible Stockholders, if any, that have accepted such offer with respect to all of their Proportionate Percentages of such remaining Offered Shares, setting forth the number of Offered Shares remaining available for purchase pursuant to the Notice of Intention to Sell, and each such Eligible Stockholder will then have the right and option to, within five (5) business days after receiving notice from the Company, elect to purchase (i) all of such Offered Shares so remaining available (if there is only one electing Eligible Stockholder) or (ii) up to its Proportionate Percentage of such Offered Shares so remaining available (if there is more than one electing Eligible Stockholder) (PROVIDED, HOWEVER, that in determining each such electing Eligible Stockholder's Proportionate Percentage for this provision, the denominator of the Proportionate Percentage ratio described in the definition of Proportionate Percentage includes ONLY Shares held by Eligible Stockholders electing to purchase their full Proportionate Percentage of the Offered Shares under SECTION 3.3), or (iii) such Offered Shares so remaining available in such other proportions as such Eligible Stockholders may mutually agree, at the purchase price and on the terms stated in the Notice of Intention to Sell. The Company promptly shall notify the Selling Stockholder in writing of each notice of election received from Eligible Stockholders.

                  3.5 SELLING STOCKHOLDER'S RIGHTS UPON FAILURE TO EXERCISE RIGHT TO PURCHASE ALL OFFERED SHARES. If acceptances have not been received by the Selling Stockholder with respect to all of the Offered Shares under SECTIONS 3.1, 3.2, 3.3 AND 3.4, then the Selling Stockholder may, subject to SECTION 4, sell all (but not less than all) of the Offered Shares to the purchaser specified in the Notice of Intention to Sell at the price and upon the terms set forth in the Notice of Intention to Sell, at any time within thirty (30) business days after the last date on which any Eligible Stockholder will be entitled to make any election pursuant to the provisions of this SECTION 3. The purchaser specified in the Notice of Intention to Sell must, prior to consummating the purchase of the Offered Shares, agree in writing to become a party to, and to be bound by the provisions of, this Agreement, and the Company will not recognize any Transfer to such purchaser of Offered Shares until such agreement has been executed and delivered to the Company. If the Offered Shares are not sold by the Selling Stockholder during such thirty (30) business-day period, the right of the Selling Stockholder to sell such Offered Shares will expire and such remaining Offered Shares again will be subject to the restrictions contained in this Agreement and will not then be Transferred except in compliance with this Agreement.

                  3.6 PAYMENT FOR SELLING STOCKHOLDER'S OFFERED SHARES. Payment by the Company or the Eligible Stockholders for the Selling Stockholder's Offered Shares will be made by wire transfer or certified check, payable to the order of the Selling Stockholder (or the Selling Stockholder's legal representative, as the case may be), against delivery to the party purchasing such Offered Shares of (a) a certificate or instrument representing the Offered Shares so sold, duly endorsed for transfer to the purchasing party or accompanied by a stock transfer power duly endorsed for transfer, with all requisite stock transfer taxes paid and stamps affixed and (b) written representations and warranties of the transferor to the effect that: (i) such Person is the record and beneficial owner of the Shares being purchased and sold, has good and marketable title to such Shares and the absolute right to transfer the same to the purchaser, and the same, upon transfer to the purchaser, will be free and clear of all claims, liens, pledges, restrictions (other than restrictions imposed by this Agreement and restrictions under federal and state securities laws) or encumbrances of any nature whatsoever;
(ii) such Person has full power and capacity to perform the terms of this Agreement relating to such purchase and sale; and (iii) any consent or approval of any governmental authority, court or third person necessary to permit the Transfer of the Shares has been obtained.

                  3.7 CLOSING DATE. The Closing of the sale and delivery of Offered Shares being purchased and sold pursuant to this SECTION 3 to the Company or the Eligible Stockholders, and payment for such Offered Shares, will be held at the Company's office or other agreed upon location at a time designated by the Company as follows:

                  (a) If the Company has elected to purchase all of the Offered Shares, on the tenth (10th) business day after the date on which the Selling Stockholder receives notification of the Company's intention to so purchase; or

                  (b) In all other cases, on the tenth (10th) business day after the last day upon which Eligible Stockholders can elect to purchase Offered Shares pursuant to this SECTION 3.

SECTION 4. RIGHT TO PARTICIPATE IN CO-SALE
           -------------------------------

                  4.1 INTENTION TO SELL. If any Stockholder proposes to Transfer all or any portion of the Shares owned by such Stockholder to a bona fide third party who is not an Affiliate of such Stockholder (other than in a manner contemplated by Sections 2.2, 5, or 8), then such Stockholder shall give a Co-Sale Notice to the Company setting forth the terms and conditions of such proposed transaction. The Co-Sale Notice will be provided concurrently with or as part of the Notice of Intention to Sell as required under SECTION 3. Upon receipt of the Co- Sale Notice, the Company shall promptly provide a copy of the Co-Sale Notice to each Eligible Stockholder as of the date of the Company's receipt of such Co-Sale Notice.

                  4.2 ACCEPTANCE PERIOD. Except as set forth in SECTION 4.6, each Eligible Stockholder has the right, exercisable upon written notice to the Company and the Transferring Stockholder within twenty (20) business days after receipt by such Eligible Stockholder of the Co-Sale Notice, to participate in the proposed disposition of Shares with respect to those Shares as to which rights of the Company and the Eligible Stockholders pursuant to SECTION 3 of this Agreement have not been exercised (the "Eligible Shares") on the terms and conditions set forth in the Co-Sale Notice. Each Eligible Stockholder may participate in such transaction in an amount equal to the product of (a) the number of Shares then owned by such Eligible Stockholder and (b) a fraction, the numerator of which is the number of Eligible Shares to be sold by the Transferring Stockholder and the denominator of which is the number of Shares then owned by the Transferring Stockholder.

                  4.3 CO-SALE OF SHARES. If the proposed purchaser does not agree to purchase the Co-Sale Shares in accordance with this SECTION 4, then the Transferring Stockholder and each Eligible Stockholder participating in such sale will reduce the number of Shares it proposes to dispose of in the transaction pro rata until the number of Shares to be disposed of equals the number of Shares the proposed purchaser has agreed to purchase. The terms and conditions of sale of each Co-Sale Share will be the same as the terms and conditions of the sale to the proposed purchaser.

                  4.4 LIABILITY. The consummation of a disposition contemplated by a Co-Sale Notice will be subject to the sole discretion of the Transferring Stockholder, and such Transferring Stockholder will have no liability whatsoever to any Eligible Stockholder participating in such disposition other than to obtain for such Eligible Stockholder the same terms and conditions as those obtained by such Stockholder or Stockholders, as set forth in the Co-Sale Notice or any amendment thereof communicated in the manner provided for in this SECTION 4; PROVIDED that in no event shall the liability of any Stockholder for indemnification or otherwise in connection with any such sale exceed the net proceeds received by such Stockholder.

                  4.5 SHARE CERTIFICATES; DISPOSITION PROCEEDS. Each Eligible Stockholder participating in the proposed disposition of Shares in accordance with the provisions of this SECTION 4 shall deliver to the Company, as agent for the Eligible Stockholder for delivery to the proposed purchaser, one or more certificates, properly endorsed for transfer, with all stock transfer taxes paid and stamps affixed, which represent the number of Shares that such Eligible Stockholder elects to sell pursuant to this SECTION 4. The Company then shall deliver such certificate or certificates to the purchaser on behalf of such Eligible Stockholder in consummation of the disposition of Shares pursuant to the terms and provisions specified in this SECTION 4 and, then, the Company promptly shall remit to such Eligible Stockholder that portion of the proceeds of disposition to which such Eligible Stockholder is entitled by reason of its or his participation.

                  4.6 LIMITATION ON RIGHT OF CO-SALE BY MANAGEMENT GROUP. Notwithstanding the provisions of this SECTION 4 to the contrary, no Employee Stockholder nor any successor or assignee of Shares held by that Employee Stockholder has any of the rights and privileges set forth in SECTIONS 4.1 through 4.5 if there is a Termination For Cause.

SECTION 5. OBLIGATION TO PARTICIPATE
           -------------------------

                  5.1 OBLIGATION TO PARTICIPATE. If a majority of the disinterested members of the Board of Directors and the holders of a majority of the Shares then outstanding approve a Sale of the Company (an "Approved Sale"), the Stockholders will, subject to Section 5.2, (i) consent to, vote for and raise no objections against the Approved Sale or the process pursuant to which the Approved Sale was arranged, (ii) waive any dissenter's or appraisal rights and similar rights with respect thereto, and (iii) if the Approved Sale is structured as a sale of stock, agree to sell all of their Shares on the terms and conditions approved by the Board of Directors or the holders of a majority of the Shares then outstanding. The Stockholders will take all necessary and desirable actions in connection with the consummation of any Approved Sale including, if such Approved Sale is structured as a sale of assets, actions necessary to cause the orderly liquidation of the Company following the liquidation, the making of the same representations, warranties, covenants and undertakings (to the extent applicable to any such Stockholder in his, her or its capacity as a Stockholder of the Company) to the prospective transferee(s) in such Approved Sale as the holders of a majority of the Shares then outstanding.

                  5.2 SATISFACTION OF CONDITIONS. The obligations of the holders of Shares with respect to an Approved Sale are subject to the satisfaction of the following conditions: (i) upon the consummation of the Approved Sale, all of the holders of Common Stock shall receive the same form and amount of consideration per share of Common Stock, or if any holders of Common Stock are given an option as to the form and amount of consideration to be received, all holders shall be given the same option; and (ii) in connection with the Approved Sale all holders of Shares representing then currently exercisable rights to acquire shares of Common Stock shall only be permitted to either (A) exercise such rights prior to the consummation of the Approved Sale and participate in such sale as holders of Common Stock or (B) upon the consummation of the Approved Sale, receive in exchange for such rights consideration equal to the amount determined by multiplying (1) the same amount of consideration per share of Common Stock received by the holders of Common Stock in connection with the Approved Sale less the exercise price (if any) per share of Common Stock of such rights to acquire Common Stock by (2) the number of shares of Common Stock represented by such then currently exercisable rights.

                  5.3 COSTS OF SALE. The Stockholders will bear their pro rata share (based upon the number of Shares sold) of the costs of any sale of Shares pursuant to an Approved Sale to the extent such costs are incurred for the benefit of all holders of the Shares and are not otherwise paid by the Company or the acquiring party and shall be obligated to join on a pro rata basis (based on the number of Shares (assuming conversion of the Warrants) held by such holder) in any indemnification or other obligations that a majority of the holders agree to provide in connection with such Approved Sale (other than any such obligations that relate specifically to a holder of Shares such as indemnification with respect to representations and warranties given by a holder regarding such holder's title to and ownership of Shares); provided that all indemnity obligations of each Stockholder will be capped at the amount of proceeds received by such Stockholder in an Approved Sale. Costs incurred by the Stockholders on their own behalf will not be considered costs of the Approved Sale.

                  5.4 CERTAIN DEFINITIONS. For purposes of this SECTION 5, the terms set forth in this Agreement shall have the following meaning:

                           "INDEPENDENT THIRD PARTY" means any Person or Persons
                  who, immediately prior to the contemplated transaction, (i) are not employees or Affiliates of the Company, (ii) do not own, directly or indirectly, in excess of five percent (5%) of the Shares, on a fully diluted basis, (iii) who are not controlling, controlled by or under common control with any such five percent (5%) owner of the Company's Shares and (iv) who are not the spouse or descendant (by birth or adoption) of any Person described in clauses (i), (ii) or (iii) above.

                           "SALE OF THE COMPANY" means the sale of the Company
                  pursuant to which any Independent Third Party or affiliated group of Independent Third Parties acquires (a) all or substantially all of the capital stock of the Company (whether by merger, consolidation or sale or transfer of the Company's capital stock) or (b) all or substantially all of the Company's assets determined on a consolidated basis.

SECTION 6. PREEMPTIVE RIGHTS
           -----------------

                  6.1 ELIGIBLE OFFERING. Except as otherwise provided in SECTION 6.4, the Company hereby grants to each of the Stockholders the right to purchase a portion of any future offering (an "Eligible Offering") of any Shares or any other equity securities of the Company or of any security convertible into or exchangeable for or carrying rights, warrants or options to purchase any Shares or any other equity securities of the Company or, to the extent such Stockholder (or, in the case of any Stockholder that is not an individual, its Affiliates) is eligible to purchase such securities pursuant to such offering under federal and state securities laws, any "Units" comprised of (i) debt securities of the Company and (ii) any security convertible into or exchangeable for or carrying rights, warrants or options to purchase any Shares or any other equity securities of the Company which bears the same ratio to the aggregate amount of securities covered by such Eligible Offering as the number of Shares (assuming the exercise of the Warrants) owned by such Stockholder bears to the total number of Shares owned (assuming the exercise of the Warrants), on a fully diluted basis, by all Stockholders at the time. In no event shall the Company be required to change the type or terms of any offering in order for any Stockholder to become eligible to participate in such offering pursuant to this
Section 6.1.

                  6.2 NOTICE OF ELIGIBLE OFFERING. Before issuing any securities pursuant to an Eligible Offering, the Company shall give written notice thereof to each Stockholder. Such notice must specify the security or securities the Company proposes to issue and the consideration that the Company intends to receive for such security or securities being issued. For a period of ten (10) business days following the delivery of such notice, each Stockholder will be entitled, by written notice to the Company, to elect to purchase up to the portion of the securities being sold in the Eligible Offering calculated in accordance with SECTION 6.1; provided, however, that if two (2) or more securities are proposed to be sold as a "unit" in an Eligible Offering, any such election must relate to such unit of securities. If any such offer is accepted by a Stockholder or Stockholders, the Company shall sell to such Stockholder or Stockholders, and such Stockholder or Stockholders shall purchase from the Company, for the consideration and on the terms set forth in the Company's notice of such Eligible Offering, the number of securities that such Stockholder or Stockholders have elected to purchase. The Company then may sell the remainder of the securities to be sold in the Eligible Offering, if any, pursuant to the provisions set forth in SECTION 6.3.

                  6.3 SALE TO THIRD PARTIES. If elections to exercise the rights pursuant to SECTION 6.1 are not made with respect to any securities included in an Eligible Offering within the ten (10) business day period described in
SECTION 6.2, or if there remain securities to be sold after the sale of securities to the Stockholder or Stockholders as set forth in SECTION 6.2, then the Company may issue such securities to third persons, but only for a consideration of the type and not less than that set forth in the Company's notice and only within a period of sixty (60) business days thereafter.

                  6.4 EXCEPTIONS TO ISSUES OF SECURITIES. Notwithstanding any other provision in this Agreement to the contrary, no Stockholder has any preemptive right to purchase any of the following securities issued by the
Company:

                  (a) Shares issued upon conversion of the Warrants;

                  (b) Securities issued to the acquiree or its shareholders or members in connection with any merger, consolidation or acquisition by the Company; PROVIDED that the Company is the survivor of such merger or consolidation or is the acquiror and no Person who is a Stockholder or an Affiliate of the Company becomes a beneficial owner of any securities issued in such transaction;

                  (c) Securities issued in an Initial Public Offering; and

                  (d) Securities issued pursuant to an option plan of the Company which is approved by the disinterested members of the Board of Directors; provided that such option plan does not exceed 3% of the fully diluted equity of the Company on the date of this Agreement (appropriately adjusted to reflect any stock dividend, stock split, combination of shares, recapitalization or other similar event affecting the number of outstanding Shares).

SECTION 7. MANAGEMENT AND OPERATION OF THE COMPANY
           ---------------------------------------

                  7.1 BOARD OF DIRECTORS.

                  (a) Each Stockholder shall vote or grant written consents with respect to all of its respective Shares and any other voting securities of the Company over which such Stockholder has voting control and shall take all other reasonable or necessary actions within such Stockholder's control (including, without limitation, calling special meetings of the Board of Directors or Stockholders), so that:

                  (i)      the Board of Directors will initially consist of five
                           (5) members;

                  (ii) the following persons will be elected and reelected as members of the Board of Directors:

                           (A)      Joseph W. Carreras and Michael T. Kestner;

                           (B) one (1) representative designated by Citicorp Venture Capital or its Affiliate;

                           (C) one (1) representative designated by Key Equity Capital or its Affiliate; and

                           (D) one (1) representative designated by Kelso & Company, L.P. or its Affiliate.

                  (iii) In the event any representative designated pursuant to clauses (ii)(B), (C) or (D) above for any reason ceases to serve as the member of the Board of Directors during his term, the resulting vacancy shall be filled by a representative designated as provided in clauses (ii)(B), (C) or (D) above, as applicable. In the event Hilite Holdings is dissolved, then either Mr. Carreras or Mr. Kestner (but not both) may be replaced by a majority of the members of the Board of Directors elected pursuant to clauses (ii) (B), (C), and (D) above. In the event either Mr. Carreras or Mr. Kestner cease to serve as a member of the Board of Directors for any reason other than the dissolution of Hilite Holdings, the remaining member may select a member to fill the resulting vacancy. In the event both Mr. Carreras and Mr. Kestner cease to serve as members of the Board of Directors and Hilite Holdings is not dissolved, then Carreras, Kestner Investors, L.L.C. shall elect one member and the four members shall, by a majority vote, elect the fifth member.

                  (b) The Company will pay the reasonable out-of-pocket expenses incurred by each director in connection with attending meetings of the Board of Directors (and any committee of the Board of Directors).

SECTION 8. REPURCHASE OF MANAGEMENT GROUP SHARES
           -------------------------------------

                  8.1 THE COMPANY'S REPURCHASE OF MANAGEMENT GROUP SHARES. Shares held by an Employee Stockholder or any successor or transferee pursuant to SECTION 2.2 (the "Employee Stockholder Shares") are subject to repurchase upon the occurrence of an Employee Stockholder Repurchase Event as follows:

                  (i) Upon the death or Disability of an Employee Stockholder, the Employee Stockholder and his successors and transferees pursuant to SECTION 2.2 shall have a "put" option to require the Company to purchase all of the Employee Stockholder Shares at a price per Employee Stockholder Share equal to the amount determined by multiplying EBITDA for the four full fiscal quarters immediately preceding the delivery of the Employee Stockholder Repurchase Notice times 5.8 and adding all cash and cash equivalents and then subtracting all Debt (including any accrued interest and, if applicable, any prepayment penalties on such Debt) then outstanding, with the result then being divided by the aggregate number of Shares (assuming conversion of all convertible securities) then outstanding (the "Formula Price"). The Employee Stockholder's "put" option under this SECTION 8.1(i) will expire within twenty (20) calendar days from the date the Employee Stockholder or his estate receives a written notice from the Company with respect to its "put" option.

                  (ii) Upon an Employee Stockholder's Termination For Cause, the Company will have the right, exercisable at any time, to purchase all of the Employee Stockholder Shares at a price per Employee Stockholder Share equal to the Formula Price.

                  (iii) Upon an Employee Stockholder's Termination Without Cause, the Employee Stockholder will have a "put" option to require the Company to purchase all of the Employee Stockholder Shares at a price per Employee Stockholder Share equal to the Formula Price. The Employee Stockholder's "put" option under this
                           SECTION 8.1(a)(iii) will expire within twenty (20) calendar days from the date the Employee Stockholder receives a written notice from the Company with respect to its "put" option.

                  (iv) Upon an Employee Stockholder's Voluntary Termination, the Company will have the right, exercisable at any time, to purchase all of the Employee Stockholder Shares at a price per Employee Stockholder Share equal to the Formula Price.

                  8.2 EXERCISE OF RIGHTS. The rights to purchase or sell the Employee Stockholder Shares under the provisions of this SECTION 8 may be exercised by giving written notice of such exercise (the "Employee Stockholder Repurchase Notice") to the respective Employee Stockholder (if exercised by the Company) or to the Company (if exercised by an Employee Stockholder), in each case within the time period set forth in the applicable paragraph of SECTION 8.1, which notice must specify a closing date not later than fifty (50) business days after the date of such notice, upon which date the Company will make payment against delivery by the Employee Stockholder or his or her successors and transferees pursuant to SECTION 2.2 of certificates representing the Employee Stockholder Shares to be sold. Subject to SECTION 9, the Company shall pay to an Employee Stockholder or his or her successors and transferees pursuant to SECTION 2.2 the purchase price for such Shares as determined pursuant to this
SECTION 8 in cash at Closing.

                  8.3 EXERCISE OF "PUT" OPTION. An Employee Stockholder may exercise his "put" option under SECTION 8.1 by giving written notice to the Company within the period described in the applicable paragraph. Subject to
SECTION 9, the Company shall endeavor to pay cash for the Shares as purchased.

                  8.4 REPURCHASE AND PURCHASE RIGHTS BINDING ON TRANSFEREES. The rights to purchase set forth in this SECTION 8 will be binding upon each Employee Stockholder and his or her successor(s) and assignee(s) pursuant to
SECTION 2.2, and any such successor(s) and assignee(s) must agree in writing, in form reasonably satisfactory to the Company to comply with the provisions of this SECTION 8 in particular, and with the provisions of this Agreement in general.

SECTION 9.  COMPANY'S INABILITY TO SATISFY OBLIGATIONS
            ------------------------------------------

                  If the Company is not able to perform any of its obligations to repurchase Shares under this Agreement because, in the judgment of the Board of Directors based on the advice of counsel, such performance would cause the Company to violate any financing agreement with its lenders or would violate the provisions of applicable laws, statutes, rules or regulations, the Company's Certificate of Incorporation, the Company's Bylaws, any agreement to which the Company is a party, including, without limitation, any provisions of any agreement, instrument or other document evidencing, securing or otherwise relating to any Debt ("Debt Instrument"), then the Company shall use its reasonable efforts to accomplish such purchase and sale as soon as practicable without violating the terms of any Debt Instrument or any applicable law PROVIDED, HOWEVER, that the Company will not amend its Certificate of Incorporation or its Bylaws or enter into any agreement with the intent of avoiding its obligations under this Agreement. If the provisions of SECTION 9 limit the Company's repurchase of the Shares of more than one Stockholder, then, with respect to any Shares that the Company becomes obligated to purchase simultaneously, the Company shall purchase such Shares on a pro rata basis from each such Stockholder. Notwithstanding the limitations set forth in this SECTION 9, if the Company becomes obligated to purchase any Shares under SECTION 8, at a minimum the Company shall promptly purchase as many such Shares as it is permitted to purchase under applicable law and any Debt Instrument.

SECTION 10. REGULATORY REQUIREMENTS; CESSATION OF DIRECT INVESTMENT PROGRAM.
            ----------------------------------------------------------------

                   (a) Notwithstanding anything else set forth herein to the contrary, in the event of any reasonable determination in good faith by the Warrant Holders that, by reason of any existing or future Federal or state rule, regulation, guideline, order, request or directive (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) (collectively, a "REGULATORY REQUIREMENT"), the Warrant Holders is effectively restricted or prohibited from holding any of the Shares then held by the Warrant Holders, the Company and the Stockholders shall use reasonable good faith efforts to take such action as they may determine is reasonably necessary and appropriate to permit the Warrant Holders to transfer the Shares to comply with such Regulatory Requirement. All such actions shall be taken at the expense of the Warrant Holders. The Warrant Holders shall give written notice to the Company and the other Stockholders of any reasonable determination by it hereunder and the transfer it believes may be necessary or appropriate to permit it to comply with such Regulatory Requirement.

                  (b) Notwithstanding anything else set forth herein to the contrary, in the event the Warrant Holders or any successor or other group of First Union Corporation or BlackRock Inc., as applicable, or their directly or indirectly wholly-owned subsidiaries engaging in substantially the same business cease making direct and mezzanine debt and/or equity investments and make a determination to liquidate all their private equity positions that can be liquidated as set forth in a representation letter to the Company, then the Company and the Stockholders shall permit the Warrant Holders, as applicable, to transfer its Shares. All such actions shall be taken at the expense of the Warrant Holders, as applicable. The Warrant Holders, as applicable, shall give written notice to the Company and the other Stockholders of any determination by it hereunder.

                  (c) Notwithstanding any provision of (a) above, if the Warrant Holders gives a notice under paragraph (a) hereof setting forth the Transfer it believes may be necessary or appropriate to permit it to comply with such Regulatory Requirement, or, under paragraph (b) hereof setting forth the representations set forth in such paragraph, in lieu of the Warrant Holders and the Company taking such action as may be set forth in paragraph (a) or (b), the Company shall have the option, at the determination of a majority of the members of its Board of Directors, to repurchase all the Shares held by the Warrant Holders. At any time within 15 days after the date of their receipt of the notice given pursuant to paragraph (a) or (b) above, the Company may indicate its interest in purchasing all the Shares held by the Warrant Holders by giving written notice to the Warrant Holders (with copies to the Stockholders). If the Company has indicated its interest in purchasing all the Shares held by the Warrant Holders, then the Company shall have the right to purchase such capital stock for a period of 90 days (or such longer period as may be required to obtain necessary regulatory approvals for closing the repurchase) (the "REPURCHASE PERIOD"). During the Repurchase Period, the Company shall endeavor to obtain financing in amounts sufficient to provide for the purchase of the Shares held by the Warrant Holders. If, at the end of the Repurchase Period, the Company has not been able to obtain financing in amounts sufficient to provide for the purchase of the Shares held by the Warrant Holders, then the Warrant Holders shall have the right to sell such capital stock. Any such repurchase shall be based on the fair market value of such shares, as determined by an appraisal thereof by three independent qualified appraisers, one being selected by the Company, one being selected by the Warrant Holders, and the third appraiser being chosen by the two appraisers thus chosen, which determination shall be final and binding on all parties. The cost of any such appraisal shall be borne one-half by the Company and one-half by the Warrant Holders.

SECTION 11.  LEGEND ON SHARE CERTIFICATES
             ----------------------------

                  All certificates representing Shares and Warrants now or hereafter held by a Stockholder will be endorsed with a legend reading as follows until such time as the Shares or Warrants represented by such certificates no longer are subject to the provisions of this Agreement:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR UNDER THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE

         SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS EITHER (A) THEY ARE REGISTERED UNDER THE ACT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR (B) THE COMPANY HAS RECEIVED EVIDENCE SATISFACTORY TO IT (WHICH MAY INCLUDE AN OPINION OF COUNSEL) THAT SUCH PROPOSED DISPOSITION IS EXEMPT FROM SUCH REGISTRATION.

         "THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF AN AGREEMENT AMONG STOCKHOLDERS DATED AS OF JUNE 1, 1999 TO WHICH THE COMPANY IS A PARTY. A COPY OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE CORPORATE SECRETARY OF THE COMPANY."

Upon execution of this Agreement, any certificates for Shares presently held by the Stockholders shall be surrendered to the Company, and such certificates shall be endorsed with such legend and returned to the appropriate Stockholder.

SECTION 12.  DURATION OF AGREEMENT
             ---------------------

                  This Agreement will terminate and be of no further force and effect upon the earliest to occur of the following: (i) the consummation of an Initial Public Offering, (ii) the liquidation of the Company, and (iii) the consent of all Stockholders.

SECTION 13.  REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS
             --------------------------------------------------

                  Each Stockholder severally represents and warrants to the Company and to each other as follows:

                  (a) If a corporation, the Stockholder is a corporation duly organized, validly existing, and in good standing under the laws of the state of its incorporation and has requisite corporate power and authority to enter into this Agreement and to undertake the transactions contemplated in this Agreement;

                  (b) If a limited liability company, the Stockholder is a limited liability company duly organized, validly existing and in good standing under the laws of the state of its formation and has requisite limited liability company power and authority to undertake the transactions contemplated by this Agreement;

                  (c) If a partnership, the Stockholder is a partnership duly organized, validly existing, and in good standing under the laws of the state of its formation and has requisite partnership power and authority to enter into this Agreement and to undertake the transactions contemplated in this Agreement;

                  (d) If a trust, the Stockholder is a trust duly organized, validly existing and in good standing under the laws of the state of its formation and has requisite power and authority to enter into this Agreement and to undertake the transactions contemplated in this Agreement;

                  (e) If an individual, the Stockholder is legally competent to enter into this Agreement and to undertake the transactions contemplated in this Agreement;

                  (f) The execution, delivery and performance of this Agreement will not violate any provision of law, any order of any court, or other agency of government, or any provision of any indenture, agreement, or other instrument to which the Stockholder or any of the Stockholder's properties or assets is bound, or conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement, or other instrument, or result in the creation or imposition of any lien, charge, or encumbrance of any nature whatsoever upon any of the properties or assets of the Stockholder, except as contemplated by this Agreement; and

                  (g) This Agreement has been duly and validly authorized, executed, and delivered by the Stockholder and constitutes the legal, valid, and binding obligation of the Stockholder, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, fraudulent conveyance, and other similar laws and principles of equity affecting creditors' rights and remedies generally.

SECTION 14. COVENANT OF AND RELATED TO HILITE HOLDINGS, LLC
            -----------------------------------------------

                  (a) In the event Hilite Holdings acquires any other Person, each Stockholder shall have the right to participate up to its Proportionate Percentage in the transaction on the same terms and conditions as Hilite Holdings.

                  (b) In the event that Hilite Holdings determines to pursue an initial public offering ("Hilite Holdings Offering") of its equity securities, each Stockholder shall have the right ("Exchange Right") to exchange on a pro rata basis its or his shares of the Company into equity securities of Hilite Holdings . Hilite Holdings shall provide the Stockholders prior notice of its determination to pursue a Hilite Holdings Offering (a "Holdings Offering Notice"). The Stockholders may exercise its or his Exchange Right for a period of 30 days following receipt of the Holdings Offering Notice. A Stockholder's obligation to effect an exchange of its or his shares of common stock of the Company for equity securities of Hilite Holding pursuant to the Exchange Right shall be conditioned upon the consummation of the Hilite Holdings Offering.

SECTION 15. REPORTS
            -------

                  The Company shall provide to each Stockholder quarterly and annual financial reports (without exhibits), as soon as practicable after the completion of such reports, and in the event that the Company files quarterly and annual reports with the Securities and Exchange Commission, the Company shall provide copies of such reports (without exhibits) to the Stockholders as soon as practicable after the date of such filing. In addition, all Stockholders will be invited to an annual meeting of Stockholders to be held at least once each year in accordance with the Company's By-laws.

SECTION 16.  CONSENT TO JURISDICTION AND SERVICE OF PROCESS
             ----------------------------------------------

                  Each Stockholder irrevocably consents to the non-exclusive jurisdiction of the state and federal courts located in Cleveland, Ohio, agrees that any action, suit or proceeding by or among the Stockholders (or any of them) or the Company and any Stockholder may be brought in any court in Cleveland, Ohio, and waives any objection that the Stockholder may now or hereafter have to the choice of forum whether personal jurisdiction, venue, FORUM NON CONVENIENS or on any other ground. Each Stockholder further agrees that final judgment against it or him in any such action or proceeding will be conclusive and may be enforced in any other jurisdiction within or outside the State of Ohio by suit on the judgment, a certified or exemplified copy of which will be conclusive evidence of the fact and the amount of such judgment.

SECTION 17.  INDIVIDUAL STOCKHOLDERS; COMMUNITY PROPERTY
             -------------------------------------------

                  Each individual Stockholder or transferee required to become a party to this Agreement whose Shares are or become "community property" shall, at the later of the date of this Agreement or the time when his or her spouse first has a "community property" interest in any of such Shares, cause such spouse to execute a counterpart of this Agreement and any amendment hereto executed by such Stockholder, or another writing in form and substance satisfactory to the Company, subjecting such spouse and the spouse's "community property" interest in such Shares to the applicable provisions of this Agreement or any such writing solely by reason of his or her "community property" interest in Shares.

SECTION 18.  BENEFITS OF AGREEMENT
             ---------------------

                  This Agreement will be binding upon and inure to the benefit of the parties and their respective successors, permitted assigns, heirs, executors, administrators and legal representatives.

SECTION 19.  NOTICES
             -------

                  All notices, requests, consents, and other communications must be in writing, delivered in person or duly sent by a nationally recognized overnight courier service or by first-class registered or certified mail, postage prepaid, addressed as follows:

                  (a)  If to the Company:        Hilite Industries, Inc.
                                                 Terminal Tower
                                                 50 Public Square, 32nd Floor
                                                 Cleveland, Ohio  44113
                                                 Attn:  Michael T. Kestner

                       with copies to:           Jones, Day, Reavis & Pogue
                                                 North Point
                                                 901 Lakeside Avenue
                                                 Cleveland, Ohio  44114
                                                 Attn: John M. Saada, Jr., Esq.

                  (b) If to the Stockholders, at the addresses shown below their names on SCHEDULE I attached to this Agreement, or to such other address that has been designated by notice in writing by such party to the others in accordance with the provisions of this SECTION 19.

Each party will at all times have an address to which any communications may be sent. All such notices, requests, consents and other communications will be deemed to have been received (i) in the case of personal delivery or facsimile, on the date of such delivery, (ii) in the case of delivery by recognized overnight courier service on the first business day following delivery of such notice to the overnight courier, and (iii) in the case of mailing, on the third
(3rd) business day following such mailing.

SECTION 20.  GOVERNING LAW; CONSTRUCTION; VENUE
             ----------------------------------

                  This Agreement is governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflicts of law rules. The headings or titles to Sections in this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the heading or title of any Section. Unless otherwise specifically stated, references in this Agreement to Sections or Schedules refer to Sections and Schedules of this Agreement.

SECTION 21.  MODIFICATION AND WAIVER
             -----------------------

                  Except as otherwise provided in this Agreement, neither this Agreement nor any provision of this Agreement may be modified, changed, waived, discharged or terminated except by an instrument in writing signed by the holders of at least 75% of the outstanding Shares, and such modification, amendment or waiver shall be binding on all holders of Shares who are parties to this Agreement; provided that in no event shall an obligation of any holder of Shares or Warrants be increased or a right of any holder of Shares or Warrants be decreased, except upon the written consent of such holder.

SECTION 22.  ENTIRE AGREEMENT
             ----------------

                  This Agreement and the Schedules attached to this Agreement constitute the entire agreement among the parties with respect to matters or understandings involving the subject matter contained herein and supersedes in its entirety any and all prior agreements or understandings, oral or written, among any or all of the undersigned relating to such ownership, control or disposition, except that this Agreement shall not supersede the Change in Control Agreement with each Employee Stockholder.

SECTION 23.  SEVERABILITY
             ------------

                  If any provision of this Agreement, or the application thereof to any Person or circumstance, is adjudged or ruled to be invalid or unenforceable, the remaining provisions of this Agreement and the application thereof to other Persons or circumstances will not be affected by such ruling.

SECTION 24.  REMEDIES
             --------

                  The parties recognize and agree that if the Company or any of the Stockholders breaches its, his or her obligations under this Agreement, the other parties hereto may not have an adequate remedy at law. Such breach will cause such other parties irreparable harm for which there may be no adequate remedy at law. If any party institutes an action or proceeding to enforce the provisions of this Agreement, such party will be entitled to the remedies of specific performance and injunctive relief, and any such Person against whom such action or proceeding is brought hereby waives any claim or defense that there is an adequate remedy at law. The right to obtain an injunction under this Agreement will not be considered a waiver of any right on the part of the non-breaching parties to recover damages and to assert any other claims for remedies which such parties may have at law or in equity. The breaching party shall bear any expenses incurred by an injured party, including reasonable attorneys' fees, in enforcing its rights under this Agreement.

SECTION 25.  COUNTERPARTS
             ------------

                  This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original, but all of which taken together will constitute one and the same instrument.

                         [Signatures on Following Page]

                  IN WITNESS WHEREOF, the parties have executed or caused this Agreement to be executed as of the day and year first above written.

                                   "THE COMPANY"

                                    HILITE INDUSTRIES, INC.


                                    By: /s/ MICHAEL T. KESTNER
                                       -------------------------------------
                                       Name:  Michael T. Kestner
                                       Title: Vice President, Chief Financial
                                              Officer and Secretary

                                    "THE STOCKHOLDERS"

                                    HILITE HOLDINGS, LLC


                                    By: /s/ MICHAEL T. KESTNER
                                       -------------------------------------
                                       Name:   Michael T. Kestner
                                       Title:  Vice President, Chief Financial
                                               Officer and Secretary

                                    JAMES E. LINEBERGER, JR. TRUST


                                    By: /s/ JAMES E. LINEBERGER, JR.
                                       -------------------------------------
                                       Name:  James E. Lineberger, Jr.
                                       Title:  Trustee

                                    GEOFFRY S. LINEBERGER TRUST


                                    By: /s/ JAMES E. LINEBERGER, JR.
                                       -------------------------------------
                                       Name:  James E. Lineberger, Jr.
                                       Title:  Trustee

                                    CHRISTOPHER LINEBERGER TRUST


                                    By: /s/ JAMES E. LINEBERGER, JR.
                                       -------------------------------------
                                        Name:  James E. Lineberger, Jr.
                                        Title: Trustee

                                    THE BRADY FAMILY LIMITED PARTNERSHIP


                                    By:  /s/ DANIEL W. BRADY
                                       -------------------------------------
                                        Name:  Daniel W. Brady
                                        Title:    General Partner


                                    FIRST FIDELITY PRIVATE CAPITAL, INC.


                                    By:  /s/ EDWARD H. ROSS
                                       -------------------------------------
                                        Name:  Edward H. Ross
                                        Title:    Senior Vice President


                                    /s/ SAMUEL M. BERRY
                                    -------------------------------------
                                    Samuel M. Berry


                                    /s/ CHRIS A. CURTO
                                    -------------------------------------
                                    Chris A. Curto


                                    /s/ ARTHUR D. JOHNSON
                                    -------------------------------------
                                    Arthur D. Johnson


                                    /s/ DONALD M. MAHER
                                    -------------------------------------
                                    Donald M. Maher


                                    /s/ WILLIE VERCHER
                                    -------------------------------------
                                    Willie Vercher


                                    /s/ DR. KRISHNAMURTHY SUNDARARAJAN
                                    -------------------------------------
                                    Dr. Krishnamurthy Sundararajan


                                    /s/ RONALD E. REINKE
                                    -------------------------------------
                                    Ronald E. Reinke

                                    MAGNETITE ASSET INVESTORS L.L.C.

                                    By:  BLACKROCK FINANCIAL MANAGEMENT, INC.,
                                         as Managing Member


                                    By: /s/ DENNIS M. SCHANEY
                                       ----------------------------------
                                       Name:  Dennis M. Schaney
                                       Title: Managing Director

                                   SCHEDULE I
                                   ----------

           Name & Addresses Of Stockholders & Respective Stockholdings
           -----------------------------------------------------------

Name & Address                                                   Stockholdings
--------------                                                   -------------
Hilite Holdings, LLC                                               1,726,397**
Terminal Tower
50 Public Square, 32nd Floor
Cleveland, Ohio  44113

James E. Lineberger, Jr. Trust                                        29,239
1120 Boston Post Road
Darien, CT  06820

Geoffry S. Lineberger Trust                                           29,240
1120 Boston Post Road
Darien, CT  06820

Christopher Lineberger Trust                                          29,240
1120 Boston Post Road
Darien, CT  06820

The Brady Family Limited Partnership                                   7,018
2845 Parkwood Lane
Aurora, IL  60504

*Samuel M. Berry                                                      21,053
c/o Hilite Industries, Inc.
1671 S. Broadway
Carrollton, TX  75006

*Chris A. Curto                                                        3,500**
c/o Hilite Industries, Inc.
1671 S. Broadway
Carrollton, TX  75006

*Arthur D. Johnson                                                    13,900**
c/o Hilite Industries, Inc.
1671 S. Broadway
Carrollton, TX  75006

Names & Address                                          Stockholdings
---------------                                          -------------
*Ronald E. Reinke                                           9,800**
c/o Hilite Industries, Inc.
1671 S. Broadway
Carrollton, TX  75006

*Donald M. Maher                                               9,035
c/o Hilite Industries, Inc.
1671 S. Broadway
Carrollton, TX  75006

*Willie Vercher                                                5,250**
c/o Hilite Industries, Inc.
1671 S. Broadway
Carrollton, TX  75006

*Dr. Krishnamurthy Sundararajan                                5,250**
c/o Hilite Industries, Inc.
1671 S. Broadway
Carrollton, TX  75006

First Fidelity Private Capital, Inc.                          66,278 Warrants
One First Union Center, 5th Floor
301 South College Street
Charlotte, NC  28288
Attn:  Mr. Edward H. Ross

Magnetite Asset Investors L.L.C.                              33,139 Warrants
c/o BlackRock Financial Management, Inc.
345 Park Avenue
29th Floor
New York, New York  10154
Attn:  Mr. Dennis M. Schaney





  *Management Shareholders
**Includes Shares issued subsequent to June 1, 1999